Exhibit (h)(2)


                                  BROKER DEALER
                                SELLING AGREEMENT


     THIS BROKER DEALER SELLING AGREEMENT ("Agreement") made and entered into between ALPS Distributors, Inc. ("ADI"), a Colorado corporation having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203, and [Name of Broker/Dealer] a [______] corporation having its principal place of business at [Address], [City], [State] [Zip] (hereinafter "Broker/Dealer").

     WHEREAS, Broker/Dealer desires to enter in this Agreement with ADI to sell shares of The Campbell Multi-Strategy Trust (the "Company"), a registered closed-end, non-diversified management investment company. Broker/Dealer will provide distribution related to, continuing personal services to shareholder and/or administration of shareholder accounts in the Company. ADI is the principal underwriter and agent for the Company.

     NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the parties agree as follows:

1.   Recommendations of Company Shares for Sale to Customers.

     (a) Broker/Dealer is hereby appointed as a non-exclusive selling agent of the Company during the term herein specified for the purpose of finding suitable investors for Company's shares as described herein. Subject to the performance by ADI of its obligations to be performed hereunder and to the completeness and accuracy in all material respects of all the representations and warranties of the Company contained herein, Broker/Dealer hereby accepts such agency and agrees to the terms and conditions set forth herein and in the Company's confidential private offering memorandum, as it may be amended from time-to-time (the "Offering Memorandum") to use reasonable efforts during the term hereof to find suitable investors and to provide ongoing services to such investors for the duration of their investments. It is understood that Broker/Dealer has no commitment with regard to the sale of the Company's shares other than to use reasonable efforts and shall not prevent Broker/Dealer from acting as a selling agent or underwriter for the securities of other issuers that may be offered or sold during the term hereof. Broker/Dealer's agency relationship with ADI hereunder shall continue until the termination of this Agreement. Any sales of a Fund's shares made prior to the date hereof by Broker/Dealer shall be deemed made pursuant to this Agreement.

     (b) In offering and selling Company's shares to Broker/Dealer's customers, Broker/Dealer shall in no transaction have any authority to act or hold itself out as agent for ADI or the Company. ADI acknowledges that customers of Broker/Dealer who purchase Fund shares are the Broker/Dealer's customers. Broker/Dealer shall be responsible for opening, approving, and monitoring customer accounts and for the review and supervision of these accounts, all in accordance with the rules of the Securities and Exchange Commission ("SEC") and National Association of Securities Dealers, Inc. ("NASD").


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     (c)  Broker/Dealer agrees to offer and sell the Company's shares to
          Broker/Dealer's customers only at net asset value per share, as described in the Offering Memorandum. Broker/Dealer agrees to deliver, or cause to be delivered, to each customer, at or prior to the time of any purchase of shares, a copy of the Offering Memorandum.

     (d) All orders are subject to acceptance or rejection by ADI in its sole discretion. ADI reserves the right, at its discretion and without notice to the Broker/Dealer, to suspend sales or to withdraw the offering of the Company's shares, in whole or in part, or to make a limited offering of the Company's shares. The minimum dollar amounts for purchase of the Company's for any shareholder shall be the applicable minimum amount described in the Offering Memorandum and no order for less or more than, as the case may be, such amount will be accepted hereunder. Broker/Dealer hereby expressly acknowledges and agrees that the Company's shares are to be offered and sold only to investors who are both "accredited investors," as defined in Rule 501 under the Securities Act of 1933, as amended (the "1933 Act") and "qualified clients," as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended, in a transaction exempt from registration under the 1933 Act pursuant to Section 4(2) thereof and Rule 506 thereunder (a "Private Placement"). Broker/Dealer hereby represents and warrants that it is familiar with the requirements of a Private Placement and hereby covenants that Broker/Dealer will not take or refrain from taking any action that could reasonably be expected to jeopardize the Private Placement of the Company's shares. If ADI or the Company accepts any instruction directly from a shareholder that is a customer of Broker/Dealer, e.g., a subscription agreement, change of ownership form, response to a tender offer or change of address notice, it will promptly deliver a copy of such information to Broker/Dealer; if ADI or the Company accepts any oral instruction from such a person, it will promptly notify Broker/Dealer about such instruction.

     (e) Broker/Dealer agrees to recommend the purchase of shares in the Company only to customers for whom Broker Dealer has a reasonable basis to believe that the investment is suitable pursuant to NASD Rule 2310.

     (f) Broker/Dealer agrees to use the form of subscription agreement provided with the Offering Memorandum as the means of placing a customer's order. The application will be reviewed by ADI or the Company to determine that all information necessary to issue a Fund's shares has been entered. Broker/Dealer hereby certifies that, to the best of its knowledge, all of Broker/Dealer customers' taxpayer identification numbers ("TIN") or social security numbers ("SSN") furnished to ADI or the Company by Broker/Dealer are correct and that ADI or the Company will not open an account without Broker/Dealer providing the Company's transfer agent ("Transfer Agent") with the customer's TIN or SSN.

     (g) Broker/Dealer will comply with all applicable Federal and state laws and with the rules and regulations of applicable regulatory agencies thereunder. Broker/Dealer will not offer shares of Company for sale in any manner or by any means that


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

          could reasonably be expected to cause the Company's shares to be required to be registered under the 1933 Act or any state securities or "blue sky" laws.

     (h) Any transaction in shares of a Fund shall be effected and evidenced by book-entry on the records maintained by the transfer agent. A confirmation statement evidencing transactions in a Fund's shares will be transmitted to Broker/Dealer by the transfer agent.

2.   Account Options.

     (a) At the time of each transaction, Broker/Dealer guarantees the legal capacity of its customers so transacting in such Fund shares and any co-owners of such Fund shares.

     (b) Unless otherwise instructed by ADI or the Transfer Agent, Broker/Dealer may instruct the Transfer Agent to register shares purchased in Broker/Dealer name and account as nominee for Broker/Dealer's customers, in which event all Offering Memoranda, proxy statements, periodic reports, and other printed material will be sent to Broker/Dealer, and all confirmations and other communications to shareholders will be transmitted to Broker/Dealer. Broker/Dealer shall be responsible for forwarding such printed material, confirmations, and communications, or the information contained therein, to all customers for whom Broker/Dealer holds such shares as nominee. However, the Transfer Agent or the Company shall be responsible for the reasonable costs associated with Broker/Dealer forwarding such printed material, confirmations, and communications and shall reimburse Broker/Dealer in full for such costs. Broker/Dealer shall also be responsible for complying with all reporting and tax withholding requirements with respect to the customers for whose account Broker/Dealer is holding such shares. With respect to customers other than such customers, Broker/Dealer shall provide ADI with all information (including, without limitation, certification of TINs and back-up withholding instructions) necessary or appropriate for ADI to comply with any legal and regulatory reporting requirements.

3.   Broker/Dealer Compensation.

     (a) Broker/Dealer concession, if any, on Broker/Dealer's sales of shares of the Company will be offered as described in the Memorandum or in the applicable schedule of concessions issued by ADI and in effect at the time of ADI sale to Broker/Dealer. Upon thirty (30) business day's prior written notice to Broker/Dealer, ADI, or the Company, may change or discontinue any schedule of concessions, or issue a new schedule.

     (b) Broker/Dealer shall furnish to ADI or the Company, on behalf of a Fund, such information in writing as shall reasonably be requested by the Company's Board of Trustees ("Company's Board") with respect to the fees paid to Broker/Dealer pursuant to this Agreement.



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

     (c) ADI may discontinue paying compensation to Broker/Dealer if, at any time, (i) Broker/Dealer is not appropriately registered in all capacities necessary to receive such compensation or (ii) Broker/Dealer breaches any representation, warranty or covenant contained in this Agreement and, if such breach can be cured, does not cure such breach within twenty (20) business days after being notified by ADI or the Company about such breach. Notwithstanding the foregoing, Broker/Dealer shall not be entitled to any compensation in respect of a sale to any investor if ADI determines that another authorized selling agent of ADI is primarily responsible for or should otherwise be credited with such sale. In making this determination, ADI will endeavor to act fairly. Any dispute regarding compensation that cannot be resolved by the parties hereto shall be conclusively resolved by arbitration, as set forth in Section 9 hereof.

     (d) The provisions regarding Broker/Dealer compensation may be terminated by the vote of a majority of the Company's Board who are not interested persons of the Company, or by a vote of a majority of a Fund's outstanding shares, on sixty (60) days' written notice, without payment of any penalty. Such provisions will be terminated also by any act that terminates this Agreement and shall terminate automatically in the event of the assignment (as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of this Agreement unless agreed to in writing by the parties.

4.   Status as Financial Intermediaries.

     (a) Broker/Dealer represents and warrants that Broker/Dealer is and will remain a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), and agrees to abide by all of its rules and regulations including its Rules of Conduct. Broker/Dealer further agrees to comply with all applicable state and federal laws and rules and regulations of regulatory agencies having jurisdiction. The termination of Broker/Dealer's membership in the NASD will immediately and automatically terminate this Agreement. Broker/Dealer further represents that Broker/Dealer is qualified to act as a broker/dealer in the states where Broker/Dealer transacts business.

     (b) Broker/Dealer represents that Broker/Dealer is qualified to sell shares in the various jurisdiction where it transacts business. Broker/Dealer represents that it and all of its personnel involved in the activities contemplated hereunder have all governmental, regulatory, and self-regulatory registrations, approvals, memberships, and licenses required to perform Broker/Dealer's obligations under this Agreement and to receive compensation, if any, therefore, and Broker/Dealer will maintain all relevant registrations, approvals, memberships, and licenses during the term of this Agreement.

     (c) Nothing in this Agreement shall cause Broker/Dealer to be ADI's partner, employee, or agent, or give Broker/Dealer any authority to act for ADI, the Company, or a Fund. Neither ADI nor the Company shall be liable for any of Broker/Dealer's acts or obligations under this Agreement.



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

5.   Information Relating to the Funds.

     (a) No person is authorized to make any representations concerning the Company's shares except those contained in Offering Memorandum, and in buying shares from ADI or selling shares to ADI hereunder, Broker/Dealer shall rely solely on the representations contained in the Offering Memorandum. Upon Broker/Dealer's request, ADI will, at its own expense, furnish Broker/Dealer with a reasonable number of copies of the Company's Offering Memorandum.

     (b) Broker/Dealer may not use any sales literature or advertising material concerning a Fund's shares, other than a Fund's Offering Memorandum or such printed information that is given to Broker/Dealer by ADI, without first obtaining ADI's written approval. Broker/Dealer shall not distribute or make available to the general public any information regarding the Company.

6. Indemnification. ADI and Broker/Dealer (each an "Indemnifying Party") will indemnify and hold the other party and its directors/trustees, officers, employees, and agents harmless from any claim, demand, loss, expense (including reasonable attorney's fees), or cause of action resulting from the willful misconduct or negligence, as measured by industry standards, of the Indemnifying Party, its agents, and employees, in carrying out its obligations under this Agreement. This provision will survive the termination of this Agreement.

     Without limiting the generality of the foregoing, ADI acknowledges and understands that Broker/Dealer will deliver information to owners of shares of the Company about the net asset value of such shares, including delivering such information on customer statements. ADI agrees to indemnify Broker/Dealer for any loss that Broker/Dealer incurs as a result of delivering incorrect net asset value information about the Company to investors, provided that Broker/Dealer delivers such information to investors that was provided by ADI .

7. Duration. This Agreement, will continue in effect for one year from its effective date, and thereafter will continue automatically for successive annual periods; provided, however, that such continuance is subject to termination at any time without penalty if a majority of the Company's Trustees who are not interested persons (as defined in the 1940 Act), or a majority of the outstanding shares of the Company, vote to terminate this Agreement. This Agreement, will continue in effect from year to year after its effective date, unless terminated as provided herein.

8. Amendment and Termination of Agreement. Either party to this Agreement may terminate the Agreement without cause by giving the other party at least thirty
(30) days' written notice of its intention to terminate. This Agreement will automatically terminate in the event of its assignment (as defined in the 1940
Act). ADI may change or amend any provision of this Agreement by giving Broker/Dealer written notice of the change or amendment.

9. Arbitration. In the event of a material dispute under this Agreement, such dispute shall be settled by arbitration before arbitrators sitting in Denver, Colorado, in accordance with the NASD's Code of Arbitration Procedures in effect at the time of the dispute. The arbitrators shall act by majority decision, and their award may allocate attorneys' fees and arbitration costs


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

between ADI and Broker/Dealer. The arbitrators' award shall be final and binding between the parties, and such award may be entered as a judgment in any court of competent jurisdiction.

10. Notices. All notices required or permitted to be given under this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid mail, or by facsimile or a similar means of same day delivery (with a confirming copy by mail). All notices to ADI shall be given or sent to ADI at ADI offices located at 1625 Broadway, Suite 2200, Denver, Colorado 80202, Attn: General Counsel. All notices to Broker/Dealer shall be given or sent to Broker/Dealer at the address specified by Broker/Dealer herein. Each party may change the address to which notices shall be sent by giving notice to the other party in accordance with this paragraph.

11. Anti-Money Laundering Program. Broker/Dealer hereby certifies that: (i) it understands that pursuant to various U.S. regulations, it is required to establish an anti-money laundering program, which satisfies the requirements of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA Patriot Act"); (ii) Broker/Dealer has developed, implemented, and will maintain such an anti-money laundering program, including a customer identification program consistent with the rules under sec. 326 of the USA Patriot Act, and will comply with all applicable laws and regulations designed to guard against money laundering activities set out in such program; (iii) Broker/Dealer will cooperate with ADI and deliver information reasonably requested by the ADI concerning shareholders that purchased a Fund's shares sold by Broker/Dealer necessary for ADI or the Company to comply with the USA Patriot Act; and (iv) Broker/Dealer will notify ADI, in writing, if it is found, by its Compliance Officer, independent anti-money laundering auditor, or any Federal, state, or self-regulatory agencies, to be in violation of the USA Patriot Act, any regulation implementing the USA Patriot Act, or its anti-money laundering program.

     Notwithstanding anything to the contrary, if Broker/Dealer is exempt from the requirement to develop, implement, and maintain anti-money laundering policies that comply with USA Patriot Act in which case Broker/Dealer agrees to cooperate with ADI or the Company and deliver information reasonably requested by ADI or the Company concerning shareholders that purchased shares sold by Broker/Dealer necessary for ADI and the Company to comply with either's internal policies, the USA Patriot Act and relevant rules and regulations.

     Broker/Dealer acknowledges that ADI or the Company may reject or refuse orders for the sale of shares with respect to customers for which Broker/Dealer serves as nominee if Broker/Dealer has not adopted and does not implement anti-money laundering policies and procedures as required by the USA Patriot Act.

12. Regulation S-P. In accordance with Regulation S-P, if non-public personal information regarding customers/shareholders is disclosed to either party in connection with this Agreement, the party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement. Any privacy notice that Broker/Dealer delivers to customers/shareholders will comply with Title V of the Gramm-Leach-Bliley Act and Regulations S-P, as each may be amended, and will notify customers that non-public personal information may be provided to financial service providers such as security broker-dealers or


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

investment companies and as permitted by law. This provision will survive the termination of this Agreement.

13. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreements between the parties, whether oral or written, relating to the sale of shares or any other subject covered by this Agreement.

14. Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of the Agreement shall not be affected thereby. Furthermore, in the event of any inconsistency between the Agreement and the Offering Memorandum, the terms of the Offering Memorandum shall control.

15. Waiver. Failure of ADI or the Company to terminate this Agreement upon the occurrence of any event set forth in this Agreement as a cause for termination shall not constitute a waiver of the right to terminate this Agreement at a later time on account of such occurrence or any succeeding breach of the same.

16. Heading. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of this Agreement.

17. Applicable Law. This Agreement shall be construed in accordance with the laws of the state of Colorado, without giving effect to principles of conflicts of law.

18. Effective Date. This Agreement shall become effective as of the date when it is accepted and dated below by ADI.



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     IN WITNESS WHEREOF, the Parties' authorized representatives have executed this Agreement and represent that they have read and understood the obligations herein and agree to be bound by the Agreement's terms and conditions.

ACCEPTED AND AGREED:

BROKER/DEALER:

Signature:__________________________
Name:_______________________________
Title:______________________________

Address:  <<Address_1>>
         <<City>>, <<State>> <<Postal_Code>>

                                        Fax Number:_____________________________

                                        Date:___________________________________

                                        Primary Contact:________________________

Phone Number:_______________________    Firm's Tax ID Number: __________________





ALPS DISTRIBUTORS, INC.

By:_________________________________
   Name:
   Title:
   Effective Date:





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